Exhibit 99 (b)

[DELPHI LETTERHEAD]

Statement Under Oath of Principal Financial Officer
Regarding Facts and Circumstances Relating to
Exchange Act Filings

I, Alan S. Dawes, state and attest that:

(1)	To the best of my knowledge, based upon a review of the covered reports of Delphi Corporation (formerly Delphi Automotive Systems Corporation), and, except as corrected or supplemented in a subsequent covered report:

•	no covered report contained an untrue statement of a material fact as of the end of the period covered by such report (or in the case of a report on Form 8-K or definitive proxy materials, as of the date on which it was filed); and

•	no covered report omitted to state a material fact necessary to make the statements in the covered report, in light of the circumstances under which they were made, not misleading as of the end of the period covered by such report (or in the case of a report on Form 8-K or definitive proxy materials, as of the date on which it was filed).

(2)	I have reviewed the contents of this statement with the Company’s audit committee.

(3)	In this statement under oath, each of the following, if filed on or before the date of this statement, is a “covered report”:

•	December 31, 2001 Annual Report on Form 10-K of Delphi Corporation;

•	all reports on Form 10-Q, all reports on Form 8-K and all definitive proxy materials of Delphi Corporation filed with the Commission subsequent to the filing of the Form 10-K identified above; and

•	any amendments to any of the foregoing.

/s/ Alan S. Dawes Alan S. Dawes Executive Vice President and Chief Financial Officer (Principal Financial Officer) July 17, 2002	Subscribed and sworn to before me this 17 day of July 2002. /s/ Michele Piscitelli Notary Public My Commission Expires:

September 22, 2003